                                                                    EXHIBIT 99.1


                      FEDERAL DEPOSIT INSURANCE CORPORATION


                           WASHINGTON, D.C. 20429-9990


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 19, 2004


                         THE TRUST COMPANY OF NEW JERSEY
               (Exact Name of Registrant as Specified in Charter)


       NEW JERSEY                      12525                       22-1337980
    (State or Other               (FDIC Insurance                (IRS Employer
    Jurisdiction of             Certificate Number)           Identification No.)
     Incorporation)


 35 JOURNAL SQUARE, JERSEY CITY, NEW JERSEY                               07306
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (201) 420-2500

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)     Exhibits:

As described in Item 12 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K:

        99.1 Press Release of The Trust Company of New Jersey dated April 19, 2004.

        99.2 Press Release of The Trust Company of New Jersey dated April 22, 2004.

ITEM 12.RESULTS OF OPERATION AND FINANCIAL CONDITION.

On April 19, 2004, The Trust Company of New Jersey (the "Company") issued a press release regarding the declaration of a cash dividend by its Board of Directors. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 22, 2004, the Company issued a press release regarding results for the quarter ended March 31, 2004. A copy of this press release is being furnished as
Exhibit 99.2 to this Current Report on Form 8-K.

This Current Report on Form 8-K and the press releases attached hereto are being furnished by the Company pursuant to Item 12 of Form 8-K, insofar as they disclose historical information regarding the Company as of, and for the quarter ended, March 31, 2004.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE TRUST COMPANY OF NEW JERSEY

                                    By:   /s/ William S. Burns
                                          -----------------------------------
                                          Name: William S. Burns
                                          Title: Executive Vice President and
                                          Chief Financial Officer

Date: April 22, 2004

EXHIBIT INDEX

99.1  Press Release of The Trust Company of New Jersey dated April 19, 2004.

99.2  Press Release of The Trust Company of New Jersey dated April 22, 2004.

                                                                    EXHIBIT 99.1

                                        Contact: William S. Burns
                                                 Executive Vice President & CFO
                                                 The Trust Company of New Jersey
                                                 (201) 420-4946

FOR IMMEDIATE RELEASE




             THE TRUST COMPANY OF NEW JERSEY DECLARES CASH DIVIDEND


JERSEY CITY, NEW JERSEY, April 19, 2004 - The Trust Company of New Jersey today announced that its Board of Directors has declared a cash dividend on its common stock of $0.18 per share. The dividend is payable on May 12, 2004 to shareholders of record as of April 30, 2004.



The Trust Company of New Jersey is one of the largest banks based in New Jersey. It is a full service commercial bank, founded in 1896, that operates over 90 branches and over 150 ATMs throughout New Jersey's 13 Northern and Central Counties as well as 2 locations in Rockland County, New York. For further information regarding The Trust Company of New Jersey visit our website at www.trustcompany.com.

This press release contains forward-looking statements regarding North Fork Bancorporation, Inc.'s ("North Fork") acquisition of The Trust Company of New Jersey ("Trustcompany"). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of North Fork and Trustcompany are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which North Fork will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which North Fork would be engaged or (8) factors occur which result in a condition to the transaction not being met.

North Fork has filed with the Securities and Exchange Commission (the "SEC") a registration statement and other relevant materials in connection with the proposed merger (the "Merger"). The registration statement contains a proxy statement/prospectus to be distributed to the stockholders of Trustcompany in connection with their vote on the Merger. A definitive proxy statement/prospectus has been filed with the Securities and Exchange Commission on April 15, 2004. Investors and security holders are urged to read the registration statement (including the proxy statement/prospectus) and the other relevant materials because they contain important information about North Fork, Trustcompany and the Merger.

The registration statement (including the proxy statement/prospectus) and other relevant materials, and any other documents filed by North Fork with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The proxy statement/prospectus and other relevant materials, and any other documents filed by Trustcompany with the Federal Deposit Insurance Corporation (the "FDIC"), may be obtained at the FDIC, Registration and Disclosure Division, 550 17th Street N.W., Room F-643, Washington, D.C. 20429. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by North Fork by contacting the Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747, telephone: 631-844-1252 or by visiting North Fork's website at www.northforkbank.com. Investors and security holders may obtain free copies of the documents filed with the FDIC by Trustcompany by contacting The Trust Company of New Jersey, Investor Relations, 35 Journal Square, Jersey City, New Jersey 07306, telephone: 201-420-4946.

Trustcompany and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Trustcompany in favor of the Merger. Information about the interests of Trustcompany's executive officers and directors in Trustcompany is set forth in the proxy statement for Trustcompany's 2004 Annual Meeting of Stockholders, which was filed with the FDIC on March 31, 2004. In addition to those interests, Alan J. Wilzig, the Chairman, President and Chief Executive Officer of Trustcompany, will become a director of North Fork following the Merger and will enter into an employment agreement and change of control agreement with North Fork. Mr. Wilzig will not receive any additional benefits in connection with the Merger other than as described in the proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Mr. Wilzig and Trustcompany's other executive officers and directors in the Merger by reading the proxy statement/prospectus.

                                                                    EXHIBIT 99.2

                              Contact:    William S. Burns
                                          Executive Vice President & CFO
                                          The Trust Company of New Jersey
                                          (201) 420-4946

FOR IMMEDIATE RELEASE



      THE TRUST COMPANY OF NEW JERSEY REPORTS FIRST QUARTER 2004 EARNINGS;
                       MERGER WITH NORTH FORK ON SCHEDULE;
              20 IN-STORE BRANCH LOCATIONS TO CLOSE PRIOR TO MERGER


Jersey City, N.J., April 22, 2004 - The Trust Company of New Jersey (the "Company" or "Trustcompany") (Nasdaq: TCNJ - News) today reported net income for the quarter ended March 31, 2004 of $8.1 million, or $0.42 per diluted share, versus a net loss of $4.5 million, or $0.25 per diluted share, for the fourth quarter of 2003, and net income of $3.2 million, or $0.17 per diluted share, for the first quarter of 2003.

      Alan J. Wilzig, Chairman, President and CEO of Trustcompany said, "The Company's business mix improved dramatically over the past year, reflecting the hard work and dedication of our employees. Versus the year-ago quarter, our net interest margin improved by 21 basis points to 3.50%, resulting from increases in loans and core deposits combined with lower levels of securities and a reduced reliance on higher-cost time deposits."

      Commenting on the pending merger with North Fork, Mr. Wilzig said, "The merger between Trustcompany and North Fork Bank is on schedule and our preparations to integrate Trustcompany and North Fork are substantially complete. In addition, our previously announced plan to close branches is proceeding as expected, with 20 underperforming in-store branches scheduled to close between April 27, 2004 and May 6, 2004. Following these closures, Trustcompany will have 75 branch locations, 23 of them in-store."

      The Company's special meeting of shareholders to approve the merger is scheduled for May 13, 2004. The merger must receive the affirmative vote of 66 2/3% of shares outstanding; holders of approximately 42% of Trustcompany shares have committed to vote in favor of the merger. Assuming the Company receives the required vote at the special meeting, the merger is expected to close on May 14, 2004.

      Net interest income for the first quarter 2004 decreased by 3.6% to $32.0 million from $33.2 million in the fourth quarter 2003, and increased 4.2% from $30.8 million in the first quarter 2003. The net interest margin for the current quarter was 3.50%, representing a five basis point decrease from the 3.55% achieved in the fourth quarter 2003, and a 21 basis point improvement from 3.29% in the first quarter 2003. The first quarter 2004 net interest margin was positively impacted by a shift in funding sources away from higher cost time deposits to lower cost core deposits (defined as total deposits less time deposits) and an improved earning asset mix as the volume of loans increased compared to both earlier quarterly periods. Fourth quarter 2003 net interest margin was positively affected by approximately four basis points as a result of the collection of interest on loans categorized as non-accrual. Average interest earning assets were $3,890 million in the first quarter 2004, $3,958 million in the fourth quarter 2003 and $3,994 million in the first quarter 2003. Lower cost core deposits amounted to $1,822 million in the first quarter 2004, $1,883 million in the fourth quarter 2003 and $1,786 million in the first quarter 2003.

      Non-interest income was $15.8 million for the first quarter 2004, compared to $8.4 million for the fourth quarter 2003 and $12.4 million for the first quarter 2003. The increase was principally attributable to net gains on securities sales in the 2004 first quarter of $9.0 million, partially offset by lower gains on sales of securitizations and loans as compared with the linked and prior year quarters. Gains on sales of securitizations and loans amounted to $0.4 million in the first quarter 2004, $0.9 million in the fourth quarter 2003 and $4.8 million in the first quarter 2003. First quarter 2003 included $1.2 million of life insurance proceeds related to the death of the Company's former chairman.

      Non-interest expense amounted to $35.2 million in the first quarter 2004, compared to $38.7 million in the fourth quarter 2003 and $41.1 million in the first quarter 2003. Salaries and employee benefits were $16.6 million in the first quarter 2004 versus $15.2 million in the fourth quarter 2003 and $21.9 million in the first quarter 2003. The increase in salaries and benefits from the fourth quarter 2003 to the first quarter 2004 was principally attributable to salary increases and higher payroll taxes. The decrease in salaries and employee benefits for the first quarter 2004 compared with the first quarter 2003 was due to the inclusion of $7.9 million of death benefits for the former chairman in the 2003 first quarter, partly offset by the impact of hiring new members of senior management and higher levels of employee benefit plan expense. Pension expense (income) amounted to $2.4 million in the first quarter 2004, $(5.7) million in the fourth quarter 2003 and $2.4 million in the first quarter 2003. The Company accounts for pension expense under the "immediate recognition" method whereby changes in pension plan assets and the benefit obligation due to market factors are immediately reflected in pension expense. The Company recorded mortgage servicing asset valuation expense of $80,000 in the first quarter 2004, $1.1 million in the fourth quarter 2003 and $0.3 million in the first quarter 2003. The reduction in expense from the fourth quarter 2003 to the first quarter 2004 was reflective of the slowing in mortgage refinancing activity. Other expense totaled $6.8 million in the first quarter 2004, compared to $13.9 million in the fourth quarter 2003 and $8.4 million in the first quarter 2003. The fourth quarter 2003 included a $5.0 million provision for unreconciled general ledger accounts and $1.9 million of expenses related to branch closings, abandoned plans to form a holding company and issue trust preferred securities, retirement plan restructuring and special legal and consulting fees. First quarter 2003 included $1.8 million of expenses relating to special auditing and legal fees.

      In connection with its merger agreement with North Fork, Trustcompany committed to sell certain commercial real estate loans to one borrower totaling $29.2 million (including unfunded commitments of $0.9 million) for up to $20 million and, in the fourth quarter of 2003, recognized a charge of $9.2 million, reclassified the remaining balance of the loans to the held-for-sale category and placed the loans on non-accrual status.

      Excluding loans held-for-sale, total net loan charge-offs for the first quarter 2004 were $1.3 million versus $1.2 million for the fourth quarter 2003 and $0.5 million in the first quarter 2003. The annualized charge-off ratios were 0.23% for the first quarter 2004, 0.22% for the fourth quarter 2003 and 0.09% for the first quarter 2003. The provision for loan losses was $1.3 million for the first quarter 2004, $10.2 million (including $9.2 million related to the charge-off of loans transferred to the held-for-sale category) for the fourth quarter 2003 and $0.8 million for the first quarter 2003. OREO was $3.1 million as of March 31, 2004, down 5.4% from $3.3 million at December 31, 2003, and down 64.8% from $8.8 million at March 31, 2003. Total non-accrual loans held in portfolio were $4.1 million at March 31, 2004, $4.6 million at December 31, 2003 and $5.6 million at March 31, 2003. Non-performing assets, excluding loans held-for-sale, decreased to 0.17% of total assets at March 31, 2004, down from 0.18% of total assets at December 31, 2003 and 0.33% at March 31, 2003. The allowance for loan losses as a percent of non-accrual loans held in portfolio increased to 246.5% at March 31, 2004 from 222.4% at December 31, 2003 and 185.0% at March 31, 2003.

      Book value amounted to $14.97 per share as of March 31, 2004 versus $14.55 per share one year ago. The Company has virtually no intangible assets on its balance sheet. Average core deposits as a percent of average total deposits increased to 56.1% for the current quarter from 52.7% a year ago.

      The Company's tier 1 risk-based capital, total risk-based capital and leverage ratios were 10.23%, 10.65%, and 6.00%, respectively, at March 31, 2004. The Company's tier 1 risk-based capital and total risk-based capital and leverage ratios were 9.63%, 10.03%, and 5.75%, respectively, at December 31, 2003 and 9.73%, 10.15%, and 5.54%, respectively, at March 31, 2003. The Company is considered "well-capitalized" under regulatory guidelines.

      The Trust Company of New Jersey is one of the largest banks based in New Jersey. It is a full service commercial bank, founded in 1896, that currently operates over 90 branches and over 150 ATMs throughout New Jersey's 13 Northern and Central Counties as well as 2 locations in Rockland County, New York. For further information regarding The Trust Company of New Jersey visit our website at WWW.TRUSTCOMPANY.COM.



Non-historical statements in Trustcompany's press release constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These may be identified by the use of words or phrases such as "believe," "expect," "anticipate," and "potential" or other words or phrases of similar import. These forward-looking statements are based on Trustcompany's current expectations. A wide variety of factors could cause Trustcompany's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, developments, and results of Trustcompany's business include, among others, interest rate movements, competition from both financial and non-financial institutions, changes in applicable laws and regulations, regulatory initiatives and directives, the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond Trustcompany's control and general economic and geopolitical conditions.

This press release contains forward-looking statements regarding North Fork Bancorporation, Inc.'s ("North Fork") acquisition of Trustcompany. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of North Fork and Trustcompany are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which North Fork will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which North Fork would be engaged or (8) factors occur which result in a condition to the transaction not being met.


North Fork has filed with the Securities and Exchange Commission (the "SEC") a registration statement and other relevant materials in connection with the proposed merger (the "Merger"). The registration statement contains a proxy statement/prospectus to be distributed to the stockholders of Trustcompany in connection with their vote on the Merger. A definitive proxy statement/prospectus has been filed with the Securities and Exchange Commission on April 15, 2004. Investors and security holders are urged to read the registration statement (including the proxy statement/prospectus) and the other relevant materials because they contain important information about North Fork, Trustcompany and the Merger.


The registration statement (including the proxy statement/prospectus) and other relevant materials, and any other documents filed by North Fork with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. The proxy statement/prospectus and other relevant materials, and any other documents filed by Trustcompany with the Federal Deposit Insurance Corporation (the "FDIC"), may be obtained at the FDIC, Registration and Disclosure Division, 550 17th Street N.W., Room F-643, Washington, D.C. 20429. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by North Fork by contacting the Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747, telephone: 631-844-1252 or by visiting North Fork's website at www.northforkbank.com. Investors and security holders may obtain free copies of the documents filed with the FDIC by Trustcompany by contacting The Trust Company of New Jersey, Investor Relations, 35 Journal Square, Jersey City, New Jersey 07306, telephone: 201-420-4946.


Trustcompany and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Trustcompany in favor of the Merger. Information about the interests of Trustcompany's executive officers and directors in Trustcompany is set forth in the proxy statement for Trustcompany's 2004 Annual Meeting of Stockholders, which was filed with the FDIC on March 31, 2004. In addition to those interests, Alan J. Wilzig, the Chairman, President and Chief Executive Officer of Trustcompany, will become a director of North Fork following the Merger and will enter into an employment agreement and change of control agreement with North Fork. Mr. Wilzig will not receive any additional benefits in connection with the Merger other than as described in the proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Mr. Wilzig and Trustcompany's other executive officers and directors in the Merger by reading the proxy statement/prospectus.

THE TRUST COMPANY OF NEW JERSEY
CONSOLIDATED STATEMENTS OF CONDITION
($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                          UNAUDITED
                                                                                  MARCH 31,        DECEMBER 31,
ASSETS                                                                              2004              2003
                                                                                 -----------       -----------
Cash and due from banks                                                          $   106,703       $   117,403
Federal funds sold                                                                   110,000            30,000
                                                                                 -----------       -----------
             Total cash and cash equivalents                                         216,703           147,403
Securities:
           Available for sale, at market value                                     1,587,219         1,678,406
           Held to maturity (market value $57,081 in 2003)                                --            52,427
                                                                                 -----------       -----------
             Total securities                                                      1,587,219         1,730,833
Loans:
           Held for sale (1)                                                          18,941            66,095
           Held in portfolio, net of unearned income                               2,184,366         2,132,706
             Allowance for loan losses                                               (10,191)          (10,144)
                                                                                 -----------       -----------
             Loans, net                                                            2,193,116         2,188,657
Premises and equipment                                                                37,846            39,135
Other real estate owned                                                                3,094             3,271
Accrued interest receivable                                                           19,304            20,602
Bank owned life insurance                                                             70,852            70,093
Prepaid pension cost and other assets                                                 75,582            78,011
                                                                                 -----------       -----------

TOTAL ASSETS                                                                     $ 4,203,716       $ 4,278,005
                                                                                 ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
           Non-interest bearing demand                                           $   621,353       $   627,830
           Interest bearing -
             NOW and money market                                                    659,776           659,928
             Savings                                                                 550,668           560,883
             Time                                                                  1,389,077         1,458,042
                                                                                 -----------       -----------
             Total deposits                                                        3,220,874         3,306,683
Securities sold under agreements to repurchase
           and other borrowings                                                      114,795           121,331
Federal Home Loan Bank advances                                                      550,000           550,000
Deferred taxes and other liabilities                                                  41,592            36,626
                                                                                 -----------       -----------

             Total liabilities                                                     3,927,261         4,014,640

Common stock, $2.00 par value; authorized 72,000,000 shares;
           issued and outstanding 18,467,935 in 2004 and 18,387,801 in 2003           36,936            36,776
Additional paid-in capital                                                            31,370            30,061
Retained earnings                                                                    186,909           182,135
Accumulated other comprehensive income                                                21,240            14,393
                                                                                 -----------       -----------

             Total stockholders' equity                                              276,455           263,365
                                                                                 -----------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 4,203,716       $ 4,278,005
                                                                                 ===========       ===========

(1) Includes $-0- and $46,981 of residential mortgages at March 31, 2004 and December 31, 2003, respectively, and $18,941 and $19,114 of commercial real estate loans to a single borrower at March 31, 2004 and December 31, 2003, respectively.

THE TRUST COMPANY OF NEW JERSEY
CONSOLIDATED STATEMENTS OF INCOME
($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                  UNAUDITED
                                                                                QUARTERS ENDED
                                                                 MARCH 31,        DECEMBER 31,        MARCH 31,
                                                                   2004              2003               2003
                                                                ------------      ------------       ------------
INTEREST INCOME
Interest and fees on loans                                      $     32,060      $     33,490       $     33,482
Interest on Federal funds sold                                           130               278                244
Interest and dividends on securities
     Taxable                                                          13,553            13,699             16,054
     Exempt from Federal Income Taxes                                  3,214             3,217              3,397
                                                                ------------      ------------       ------------
                   Total interest income                              48,957            50,684             53,177
INTEREST EXPENSE
Interest on deposits                                                  10,496            10,996             14,912
Interest on borrowed funds                                             6,418             6,440              7,510
                                                                ------------      ------------       ------------
                   Total interest expense                             16,914            17,436             22,422
                                                                ------------      ------------       ------------
                   Net interest income                                32,043            33,248             30,755
                   Provision for loan losses                           1,310            10,200                800
                                                                ------------      ------------       ------------
                   Net interest income after provision for
                     loan losses                                      30,733            23,048             29,955

NON-INTEREST INCOME
Service charges on deposit accounts
                 and other retail banking fees                         4,565             4,811              5,070
Trust department income                                                  788               723                367
Bank owned life insurance                                                759               781              2,047
Net gains on securities sales                                          8,972               809                 97
Gains on sales of securitizations and loans                              391               937              4,804
Other income                                                             351               297                 63
                                                                ------------      ------------       ------------
                   Total non-interest income                          15,826             8,358             12,448

NON-INTEREST EXPENSE
Salaries and employee benefits                                        16,564            15,159             21,911
Pension expense (income)                                               2,375            (5,730)             2,412
Occupancy expense, net of rental income                                3,854             3,487              3,933
Furniture and equipment expense                                        2,260             2,372              2,234
Outside data processing services                                       1,458             1,505              1,437
Other real estate owned (income) expenses, net                            67              (279)               509
Merger related expenses                                                1,691             7,173                 --
Mortgage servicing asset valuation expense                                80             1,147                284
Other expense                                                          6,835            13,851              8,417
                                                                ------------      ------------       ------------
                   Total non-interest expense                         35,184            38,685             41,137

Income (loss) before provision for income taxes                       11,375            (7,279)             1,266
Provision (benefit) for income taxes                                   3,281            (2,750)            (1,962)
                                                                ------------      ------------       ------------

NET INCOME (LOSS)                                               $      8,094      $     (4,529)      $      3,228
                                                                ============      ============       ============

EARNINGS PER COMMON SHARE
                   Basic                                        $       0.44      ($      0.25)      $       0.18
                                                                ============      ============       ============
                   Diluted                                      $       0.42      ($      0.25)      $       0.17
                                                                ============      ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING
                                 Basic                            18,417,419        18,352,843         18,342,715
                                                                ============      ============       ============
                                 Diluted                          19,217,209        18,352,843         18,743,939
                                                                ============      ============       ============